Exhibit 99.7

STX FREIGHT COMPANY

CONROE, TEXAS

FINANCIAL STATEMENTS

NINE MONTHS ENDED
SEPTEMBER 30, 2013 AND 2012

STX FREIGHT COMPANY

i

FINANCIAL STATEMENTS

STX FREIGHT COMPANY
CONROE, TEXAS

BALANCE SHEETS

SEPTEMBER 30, 2013(UNAUDITED) AND DECEMBER 31, 2012

	2013	2012
	(unaudited)

ASSETS
Current Assets
Cash	$345,823	$281,729
Accounts Receivable	63,090	35,330
Prepaid Insurance	266,561	157,975
Total Current Assets	675,474	475,034
TOTAL ASSETS	$675,474	$475,034
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$—	$—
Income Tax Payable	38,631	—
Note Payable-Insurance	207,024	116,915
Total Current Liabilities	245,655	116,915
TOTAL LIABILITIES	245,655	116,915
STOCKHOLDERS’ EQUITY
Common stock, no par value 1,000,000 shares authorized; 9,000 shares issued; 9,000 outstanding	43,000	43,000
Retained earnings	386,819	315,119
Total Stockholders’ Equity	429,819	358,119
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$675,474	$475,034

The accompanying notes are an integral part of these financial statements.

STX FREIGHT COMPANY
CONROE, TEXAS

UNAUDITED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012
NET SALES	$5,518,659	$5,561,381
COST OF SALES
Equipment Rental	787,704	685,697
Fuel	1,027,241	975,069
Insurance	214,979	208,154
Labor	1,402,380	1,207,410
Maintenance and Repairs	815,860	713,054
	4,248,164	3,789,384
GROSS PROFIT	1,270,495	1,771,997
GENERAL AND ADMINISTRATIVE EXPENSES	242,710	178,781
OPERATING INCOME	1,027,785	1,593,216
OTHER INCOME (EXPENSE)
Miscellaneous income	546	465
Total Other Income (Expense)	546	465
INCOME BEFORE INCOME TAXES	1,028,331	1,593,681
PROVISION FOR INCOME TAXES	38,631	38,930
NET INCOME	$989,700	$1,554,751

The accompanying notes are an integral part of these financial statements.

STX FREIGHT COMPANY
CONROE, TEXAS

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	COMMON STOCK	RETAINED EARNINGS	STOCKHOLDERS’ EQUITY
BALANCE AS OF DECEMBER 31, 2012	$43,000	$315,119	$358,119
Distributions	—	(918,000)	(918,000)
Net income	—	989,700	989,700
BALANCE AS OF SEPTEMBER 30, 2013	$43,000	$386,819	$429,819

The accompanying notes are an integral part of these financial statements.

STX FREIGHT COMPANY
CONROE, TEXAS

UNAUDITED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$5,501,012	$5,566,194
Cash paid to suppliers and employees	(4,463,571)	(3,971,690)
State income taxes paid	(55,347)	(4,601)
Net cash provided by operating activities	982,094	1,589,903
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions paid	(918,000)	(1,440,000)
Net cash used in financing activities	(918,000)	(1,440,000)

Net increase in cash	64,094	149,903
Cash at beginning of year	281,729	325,162
Cash at end of year	$345,823	$475,065
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$989,700	$1,554,751
(Increase) Decrease in:
Accounts receivable	(27,760)	2,659
Prepaid Insurance	(108,586)	(93,790)
Accounts payable	—	—
Income tax payable	38,631	38,930
Notes Payable-Insurance	90,109	87,353
Net cash provided by operating activities	$982,094	$1,589,903

The accompanying notes are an integral part of these financial statements.

STX FREIGHT COMPANY
CONROE, TEXAS

UNAUDITED NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

NOTE 1 - NATURE OF ACTIVITIES AND BASIS OF PRESENTATION

Nature of Activities

STX Freight Company (the “Company”) was organized in the State of Texas on February 4, 1994, and is engaged in providing private carrier freight services for Chemical Specialists and Development, Inc. (“CSD, Inc.”) and common carrier freight services to serve as a carrier for-hire to handle backhaul loads for CSD, Inc. customers. CSD, Inc. provides the work force for the Company and is reimbursed by the Company for all wages and benefits.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. As such, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments, except as disclosed herein) considered necessary for a fair statement have been included.

The unaudited financial data as of December 31, 2012 presented in these unaudited financial statements were derived from Company’s audited financial statements, but do not include all disclosures required by U.S. GAAP. Interim financial data should be read in conjunction with the audited financial statements and accompanying notes for the fiscal year ended December 31, 2012.

Uncertain Tax Provisions

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits or liabilities that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its stockholders will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, the Company’s tax returns remain open for three years for federal and state income tax examination.

NOTE 2 - RELATED PARTY TRANSACTIONS

A reciprocal agreement exists between CSD, Inc. and the Company. CSD, Inc. provides administrative support services to the Company on the business premises of CSD, Inc. and the Company provides CSD, Inc. with all of its shipping and freight forwarding services. During the term of the agreement, CSD, Inc. agrees to furnish at its sole cost and without reimbursement from the Company, the cost of all facilities, utilities and insurance for all personal property. The Company reimburses CSD, Inc. for all payroll and benefit expenses. A majority of the stockholders of the Company are stockholders of CSD, Inc. The following table illustrates the amounts transacted with CSD, Inc.

	2013	2012
Sales to CSD, Inc.	$4,909,020	$4,920,878
Amounts remitted to CSD, Inc. included in Cost of Sales	$1,587,208	$1,323,587
Amounts remitted to CSD, Inc. included in General and Administrative expenses	$121,778	$54,467

The Company leases trucks, tractors, and trailers from a company owned by a shareholder of the Company. The terms of these leases have been significantly affected by the fact that the lessee (the Company) and the lessor are related. Therefore, the classifications and accounting for these related party leases have been treated as operating leases. The following is a schedule by years of future minimum rental payments under the related party leases at September 30, 2013:

STX FREIGHT COMPANY
CONROE, TEXAS

UNAUDITED NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Twelve Months ended September 30
2014	$723,300
2015	501,300
2016	501,300
2017	296,725
2018 and later	134,300
Total	$2,156,925

NOTE 3 - MAJOR CUSTOMERS

CSD, Inc. is a major customer for the Company. Annual sales to CSD, Inc. for the nine months ended September 30, 2013 and 2012 represented eighty-nine percent (89%) and eighty-eight (88%), respectively, of total sales.

NOTE 4 - SUBSEQUENT EVENTS

The Company, along with CSD, Inc., was acquired by a subsidiary of Nexeo Solutions Holdings, LLC (“Nexeo Solutions”). Nexeo Solutions completed the transaction on December 2, 2013. As of the closing date, CSD, Inc. entered into a revised equipment lease acceptable to Nexeo and the various rental trucking equipment suppliers.

Events occurring after September 30, 2013 have been evaluated through January 29, 2014, the date when these financial statements were available to be issued.